ASSIGNMENT AGREEMENT AND FIRST AMENDMENT OF LEASE

THIS ASSIGNMENT AGREEMENT AND FIRST AMENDMENT OF LEASE (also referred to below as the "Agreement") is made and entered into this 11th day of November, 2002, by and between J Robert S. Wheatley and Roger A. Fields, d.b.a. R & R Properties (" Landlord"), Broadbase Software, Inc., a Delaware corporation ("Tenant") and Kana Software, Inc, a Delaware corporation ("Kana").

RECITALS
    WHEREAS, by Lease Agreement dated August 11th, 2000 Landlord leased to Tenant all of that certain building consisting of approximately 32,466 square feet located at 155 Jefferson Drive, Menlo Park, County of San Mateo, California, the details of which are more particularly set forth in said August 11th, 2000 Lease Agreement (the "Lease"), and

    WHEREAS, Landlord has asserted that Kana is liable to Landlord for the obligations of tenant under the Lease as successor in interest to Tenant; and

    WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) assigning the Lease to Kana and having Kana assume all obligations under the Lease as amended by this Agreement, (ii) reducing the Basic Rent due under the Lease by amending the Basic Rent schedule and aggregate Basic Rent for the remainder of the Lease Term as hereinafter set forth and (iii) providing for compensation to Landlord in exchange for said reduction in rent.

  AGREEMENT

  NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

      BASIC RENT: The parties hereto acknowledge and agree, that (i) due to Tenant's financial difficulties, Tenant has requested that Landlord reduce the Basic Rent due under the Lease for the remainder of the Lease term through January 31, 2011, (ii) Landlord would not have agreed to reduce the Basic Rent if Tenant was not in a difficult financial position and (iii) in the event Tenant and or Kana, during a period of six months from the Execution Date of this Agreement, (1) is in default of the Lease and fails to cure said default within the time allowed under the Lease or (2) initiates or has initiated against it any insolvency-related proceedings, including but not limited to any dissolution, receivership, assignment for benefit of creditors or other similar proceedings, judicial or non-judicial, or proceedings commenced under the United States Bankruptcy Code, which are not dismissed within forty five (45) days, then Landlord shall be automatically entitled to receive the Basic Rent scheduled under the Lease prior to said Basic Rent being reduced and Landlord's claim for monies owed will be based on the original Basic Rent Schedule and not on the amended Basic Rent Schedule below. Subject to the terms and conditions stated herein and as an accommodation to Tenant and Kana and for the valuable consideration below, Landlord, Kana and Tenant have agreed to adjust the Basic Rent for the remainder of the Lease as noted below. Subject to the terms and conditions stated herein, the monthly Basic Rent and Aggregate Basic Rent due under the Lease shall be amended effective November 1, 2002 by the following:

      The aggregate amount of Basic Rent due over the remainder of the Lease term from November 1, 2002 through January 31, 2011 shall be the total sum of Three Million Five Hundred Sixty-One Thousand Seven Hundred Eighty Dollars and Ninety-eight Cents ($3,561,780.98) in lawful money of the United States of America, payable in monthly installments as follows:

      $ 32,466.00 shall be due and payable on or before the fourteenth day of November, 2002, and on or before the first day of each month thereafter through January 2004.

      $ 33,439.98 shall be due and payable on or before the first day of February, 2004 through January 2005.

      $ 34,443.18 shall be due and payable on or before the first day of February, 2005 through January 2006.

      $ 35,476.47 shall be due and payable on or before the first day of February, 2006 through January 2007.

      $ 36,540.77 shall be due and payable on or before the first day of February, 2007 through January 2008.

      $ 37,636.99 shall be due and payable on or before the first day of February, 2008 through January 2009.

      $ 38,766.10 shall be due and payable on or before the first day of February, 2009 through January 2010.

      $ 39,929.08 shall be due and payable on or before the first day of February, 2010 through January 31, 2011.

      Tenant and Kana shall be responsible for all Additional Rent expenses as outlined in Paragraph 4.D of the Lease for every month of the Lease.

      Landlord and Tenant hereby acknowledge that Tenant has been wholly acquired by Kana. Tenant hereby assigns the Lease and all obligations thereunder to Kana and Kana hereby assumes all Tenant's liabilities, obligations, and rights associated with the Lease and Landlord hereby consents to such assignment without releasing Tenant from any obligations under the Lease and recognizes Kana as assignee under the Lease. Kana shall be bound by all terms of the Lease except as specifically amended or modified in Agreement. The Lease also is amended effective as of the Execution Date to provide that not occupying part or all of the Premises shall not constitute a default under the Lease provided, however, that all Tenant required maintenance is performed in a timely manner and likewise not constructing or installing any alterations or additions beyond those already constructed or installed shall not constitute a default under the Lease provided, however, that failure to construct or install prior to December 31, 2006 all the alterations and additions previously agreed to by Landlord and Tenant shall constitute a default.

      As consideration for this Agreement, and as conditions precedent to the effectiveness of this Agreement, Kana shall (i) by wire transfer pay to Landlord's account, as specified by Landlord in Exhibit A hereto, within two days of the Execution Ddate of this First Amendment of Lease, $3,543,331.53 USD (which is inclusive of the rent payment under the Lease for October 2002), and (ii) within 10 business days of the Execution Date of this First Amendment of Lease issue warrants for 200,000 shares of Kana Software, Inc. common stock with a per share exercise price equal to the closing price of the Kana common stock traded on the NASDAQ market as of the first date written above, 100,000 shares in the name of J. Robert S. Wheatley and 100,000 shares in the name of Roger A. Fields. The warrants listed above shall be dated such that they can be exercised at any time from the date of issuance through November 15, 2003; if not exercised on or before November 15, 2003, said warrants shall expire. As additional consideration for this Agreement, Kana and Tenant authorize Landlord to retain the cash security deposit in the sum of $460,000 and to retain all such sums as consideration for this Agreement. The receipt of such consideration by Landlord is an additional condition precedent to the effectiveness of this Agreement. Upon the effectiveness of this Agreement, neither Tenant nor Kana shall have any rights to any of such funds, which shall be deemed fully earned by Landlord. Tenant and Kana shall cooperate with Landlord, and Landlord shall cooperate with Kana, in effectuating these transactions and all other provisions of this Agreement. Kana shall deposit with Landlord, as additional security for the Lease the sum of Thirty-two Thousand Four Hundred and Sixty-six Dollars ($32,466.00), which sum shall be deposited within two days of Execution Date of this Agreement. Upon full execution of this document and upon receipt of the payments as provided for in this Paragraph 3, Landlord shall return to Tenant for cancellation the Letter of Credit now held by Landlord pursuant to the Lease as part of the security deposit without any draws having been made thereon; Landlord will waive any claim to receipt of funds under the Letter of Credit and Tenant shall be relieved of all obligations under the Lease with respect to such Letter of Credit.

      EXAMINATION OF AMENDMENT: This Agreement shall not be effective until its execution by both Owners below on behalf of Landlord, by Kana, and by Tenant; the last date of which shall be the Execution Date of this Agreement.

      WAIVER OF DEFAULTS: Upon satisfaction of the conditions precedent in Paragraphs 1 - 4 of this Agreement, Landlord hereby waives any and all pre-existing defaults under the Lease, which have or may have occurred as of the date of this Amendment, and the Lease is deemed reinstated and shall continue in full force and effect as though no defaults had occurred, except as otherwise modified by this Agreement.

      ATTORNEYS' FEES: Each party shall bear its own attorneys' fees and costs incurred with regard to the preparation and approval of this Amendment.

      EXECUTION IN COUNTERPARTS: This Amendment may be executed in counterparts, and shall be effective when fully executed by all parties.

    EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said August 11, 2000 Lease Agreement shall remain in full force and effect. In the case of conflict between the original Lease and this First Amendment of Lease, the First Amendment of Lease shall control.

    IN WITNESS WHEREOF, the parties hereto have executed this First Amendment of Lease.

    LANDLORD:                                                        TENANT:

    J. Robert S. Wheatley and Roger A. Fields             BROADBASE SOFTWARE, INC.

    d.b.a. R & R PROPERTIES,                                  a Delaware corporation

    By__________________________                      By____________________________

    J. Robert S. Wheatley, Owner                                 Chuck Bay, CEO

    November 13, 2002                                                November 13, 2002

    By__________________________

    Roger A. Fields, Owner

    ____________________________

    November 13, 2002

    KANA SOFTWARE, INC.

    a Delaware corporation

    By__________________________

    Chuck Bay, CEO

    November 13, 2002

    Exhibit A

    Landlord Wire Transfer Instructions

    Wiring instructions are as follows:

    Bank:

    ABA wire routing number:

    Account number:

    Account Name:

    Exhibit B

    Certificate of Authorized Signatures

    I, Eric Willgohs, Secretary of Broadbase Software, Inc., hereby certify that Chuck Bay is an officer of Broadbase Software Inc. and is authorized to execute agreements on its behalf.

    __________________________________

    I, Eric Willgohs, Secretary of Kana Software, Inc., hereby certify that Chuck Bay is an officer of Broadbase Software Inc. and is authorized to execute agreements on its behalf.

    __________________________________